UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2010

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 30, 2010, the Board of Directors of Kaydon Corporation (the “Company”) determined to allow the expiration of its existing stockholder rights plan in accordance with its terms without extension or replacement.  The rights plan is represented by the Rights Agreement dated as of May 4, 2000, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), and provides for a Final Expiration Date (as defined therein) of May 4, 2010.  Pursuant to the Rights Agreement, each share of the Company’s common stock outstanding and subsequently issued has attached to it one Right representing the right to purchase one/one thousandth of a share of Series A Preferred Stock of the Company under certain circumstances specified in the Rights Agreement.  As a result of the Board’s determination, the Rights shall no longer be outstanding and shall not be exercisable, after May 4, 2010, unless earlier exercised, redeemed or exchanged in accordance with the Rights Agreement.

Further, on April 30, 2010, the Board of Directors of the Company approved and adopted the following policy statement regarding the future adoption of any stockholder rights plan:

“The Board shall seek and obtain stockholder approval before adopting any future stockholder rights plan; provided, however, that the Board may determine to act on its own to adopt a stockholder rights plan without prior stockholder approval, if, under the circumstances, a majority of the independent directors, in the exercise of their fiduciary responsibilities, deem it to be in the best interest of the Company’s stockholders to adopt a stockholder rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.  If the Board adopts a stockholder rights plan without prior stockholder approval, the plan must provide that it will be subject to periodic review by the Governance Committee for continued maintenance, amendment or modification.  If a plan is submitted by the Board for stockholder approval, the plan will immediately terminate if not approved by the majority of the votes cast.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the expiration of the Rights Agreement and the Rights on May 4, 2010, the Company will file a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating the Certificate of Designation with respect to the Company’s Series A Preferred Stock which was issuable, under certain circumstances, upon exercise of the Rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2010	KAYDON CORPORATION

	By:	/s/ Debra Crane
Debra Crane Vice President and General Counsel